                              SECOND AMENDMENT TO
                            NOTE PURCHASE AGREEMENT

This SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this "Amendment"), dated as of April 30, 2000 is made by and between FLOW INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), and each of CONNECTICUT GENERAL LIFE INSURANCE COMPANY and LIFE INSURANCE COMPANY OF NORTH AMERICA (the "Holders").

                                  BACKGROUND

     A. Pursuant to the Note Purchase Agreement[the "Note Agreement"), dated as of September 1, 1995, between the Company and the Holders the Company issued and the Holders purchased Fifteen Million Dollars ($15,000,000) in aggregate principal amount of the Company's 7.20% Notes due September 26, 2005 (the "Notes").

     B. The Company has requested that the Holders amend certain of the Company's obligations under the Note Agreement.

     C. The Company and the Holders desire to enter into this Amendment to effectuate the above-mentioned amendments.

     NOW, THEREFORE, in order to induce the Holders to grant the amendments specified below and in consideration of other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Company and the Holders agree as follows:

1.   DEFINITIONS.

     All capitalized terms used, but not specifically defined, in this Amendment have the respective meanings assigned to them in the Note Agreement.

2.   EFFECTIVE DATE.

     The provisions of Section 4 shall take effect as of April 30, 2000 provided that the following conditions precedent have been and remain satisfied:


     (a) CONSENTING PARTIES - Holders holding not less than sixty-six and two-thirds percent (66-2/3%) in aggregate principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiaries and any affiliates) and the Company shall have duly authorized, executed and delivered this Amendment;

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     (b)   NO DEFAULTS - no Default or Event of Default exists after giving effect to the amendments set forth in Section 4;

     (c) PAYMENT OF FEES AND EXPENSES - the Company shall have paid the legal fees and disbursements of the Holders' in-house legal department allocable to this Amendment; and

     (d) ACKNOWLEDGMENT AND CONSENT OF EACH GUARANTOR - Each Guarantor shall have duly authorized, executed and delivered the Acknowledgement and Consent attached to this Amendment.

3.   FALSE OR MISLEADING INFORMATION.

     The amendments set forth in Section 4 shall terminate and shall be null and void and of no force and effect if any written materials furnished in connection with this Amendment shall have been false or misleading in any material respect when made.

4.   AMENDMENTS.

           (a) Section 11.3. Clause (ii) of Section 11.3(a) of the Note Agreement shall be amended and restated in its entirety as follows:

                      (ii) Consolidated Funded Debt does not exceed 58% of Consolidated Total Capitalization.

           (b) Schedule B. The definition of "Consolidated Income Available for Fixed Charges" contained in Schedule B to the Note Agreement shall be amended and restated in its entirety as follows:

                      "CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES" means, with respect to any period, Consolidated Net Income for such period plus all amounts deducted in the computation thereof on account of (a) Fixed Charges, (b) taxes imposed on or measured by income or excess profits, and (c) Amortization of Intangibles.

           (c) Schedule B shall be amended by adding, in the correct alphabetical order, the following definition of the defined term "Amortization of Intangibles" to the list of definitions:

                      "Amortization of Intangibles" means the amortization of the book value of all assets, after deducting any reserves applicable thereto, which would be treated as an intangible under GAAP, including, without limitation, good will, trademarks, trade names, service marks, brand names, copyrights, patents,

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                  organizational expenses and the excess of the equity in any
                  Subsidiary over the cost of the investment in such Subsidiary.

6.   EFFECT OF AGREEMENT.

     Except as expressly provided in this Amendment, the Note Agreement and all documents and instruments executed in connection with, or contemplated by, the Note Agreement shall remain in full force and effect, without modification or amendment. This Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto and the holders from time to time of the Notes.

7.   DUPLICATE ORIGINALS: EXECUTION IN COUNTERPART.

     Two or more duplicate originals of this Amendment and the attached Acknowledgment and Consent may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment and the attached Acknowledgment and Consent may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party to this Amendment and the attached Acknowledgment and Consent, and each set of counterparts which, collectively, show execution by each such party to this Amendment and the attached Acknowledgment and Consent shall constitute one duplicate original.

8.   GOVERNING LAW.

     This Amendment shall be governed by, and construed and enforced in accordance with, internal Connecticut law.

     IN WITNESS WHEREOF, the undersigned have each caused this Amendment to Note Purchase Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

COMPANY:

FLOW INTERNATIONAL CORPORATION


BY: /s/ Steve Reichenbach
   -------------------------
   Name: Steve Reichenbach
   Title: EVP, CFO


[SIGNATURES CONTINUED ON NEXT PAGE]

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HOLDERS:

CONNECTICUT GENERAL LIFE INSURANCE COMPANY*

By:  CIGNA Investments, Inc.


     By: /s/ Stephen A. Osborn
        -------------------------
        Name: Stephen A. Osborn
        Title: Managing Director



LIFE INSURANCE COMPANY OF NORTH AMERICA*

By:  CIGNA Investments, Inc.


     By: /s/ Stephen A. Osborn
        -------------------------
        Name: Stephen A. Osborn
        Title: Managing Director



*The entity signing this agreement is either a holder of a Note referred to herein or the beneficial holder of such Note registered in the name of the nominee of such beneficial holder.











Signature page to Amendment to Note Purchase Agreement dated as of April 30, 2000 by and between FLOW INTERNATIONAL CORPORATION,), and each of CONNECTICUT GENERAL LIFE INSURANCE COMPANY and LIFE INSURANCE COMPANY OF NORTH AMERICA

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                        ACKNOWLEDGMENT AND CONSENT


Reference is made to the Guaranty (the "Guaranty"), dated as of April 30, 2000, between RAMPART WATERBLAST, INC., (the "Guarantor"), and the Holders named in the foregoing Second Amendment to Note Purchase Agreement (the "Amendment"). The Guarantor hereby (a) acknowledges and consents to the execution and delivery of the Amendment, (b) declares and confirms that its obligations under the Guaranty to any holder of Notes (as defined pursuant to the Amendment), regardless of whether such holder of Notes is a signatory to the Amendment, shall not be affected in any way to the execution and delivery of the Amendment.

Dated as of April 30, 2000.


                                     GUARANTOR:

                                     RAMPART WATERBLAST, INC.


                                     By: /s/ [Illegible]
                                        ----------------------------
                                        Name:
                                        Title:

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                        ACKNOWLEDGMENT AND CONSENT


Reference is made to the Guaranty (the "Guaranty"), dated as of April 30, 2000, between SPIDER STAGING CORPORATION, (the "Guarantor), and the Holders named in the foregoing Second Amendment to Note Purchase Agreement (the "Amendment"). The Guarantor hereby (a) acknowledges and consents to the execution and delivery of the Amendment, (b) declares and confirms that its obligations under the Guaranty to any holder of Notes (as defined pursuant to the Amendment), regardless of whether such holder of Notes is a signatory to the Amendment, shall not be affected in any way due to the execution and delivery of the Amendment.

Dated as of April 30, 2000.


                                         GUARANTOR:

                                         SPIDER STAGING CORPORATION


                                         By: /s/ [Illegible]
                                            ----------------------------
                                            Name:
                                            Title:

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